UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 25, 2009

GENCO SHIPPING & TRADING LIMITED
(Exact Name of Registrant as Specified in Charter)

Republic of the Marshall Islands	000-28506	98-043-9758
(State or Other Jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

299 Park Avenue 20th Floor (Address of Principal Executive Offices)	10171 (Zip Code)

Registrant’s telephone number, including area code:  (646) 443-8550

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

Attached and incorporated herein by reference as Exhibit 99.1 is a copy of a press release of Genco Shipping & Trading Limited (the “Company”), dated February 25, 2009, reporting the Company’s financial results for the fourth quarter and fiscal year ended December 31, 2008.

The information set forth under “Item 2.02 Results of Operations and Financial Condition,” including the Exhibit attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Act of 1934, as amended, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 2.06               Material Impairments.

On February 25, 2009, in connection with its review of financial statements to be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, the Audit Committee of the Company’s Board of Directors determined that the Company’s investment in Jinhui Shipping & Transportation Limited was other-than-temporarily impaired under U.S. generally accepted accounting principles as of December 31, 2008.  The Audit Committee made this determination primarily due to the severity of the current decline in the investment’s market value versus the Company’s cost basis.  As a result, the Company is recording a $103.9 million impairment loss at December 31, 2008, which is being reclassified from the Company’s statement of equity and recorded in its income statement.  The Company does not believe that this impairment charge will result in any future cash expenditures.

Item 9.01	Financial Statements and Exhibits.

(d)   Exhibits

Exhibit No.	Description

99.1	Press Release dated February 25, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Genco Shipping & Trading Limited has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                             GENCO SHIPPING & TRADING LIMITED

                                                             DATE:  February 25, 2009

                                                            /s/ John C. Wobensmith
                                                            John C. Wobensmith
                                                            Chief Financial Officer, Secretary and Treasurer
                                                            (Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated February 25, 2009.